Exhibit 16.2

June 5, 2012

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, N.E.

Washington, D.C. 20549

Dear Sirs/Madams:

We have received a copy of, and are in agreement with, the statements being made by ThermoEnergy Corporation under the heading “Change in Accountants” in Post-Effective Amendment No. 2 to its registration statement on Form S-1 (Registration No. 333-175227). We agree with the statements concerning our Firm in such registration statement.

We hereby consent to the filing of this letter as an exhibit to such registration statement.

Sincerely,

/s/ CCR LLP

CCR LLP

Glastonbury, Connecticut